EXHIBIT 23(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the registration statements No. 333-147449 and 333-160302 on Form S-8 of our report dated June 18, 2026, appearing in this Annual Report on Form 11-K of Vulcan 401(k) Plan for the year ended December 31, 2025.
/s/ WARREN AVERETT, LLC
Atlanta, Georgia
June 18, 2026

Exhibit 23(a)